UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 13, 2015

Commission File Number:  000-31265

MabVax Therapeutics Holdings, Inc.
(Exact name of small business issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)
93-0987903
(IRS Employer Identification No.)

11588 Sorrento Valley Rd., Suite 20, San Diego, California 92121
(Address of principal executive offices)

858-259-9405
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05 Amendments to the Registrant's Code of Ethics, Waver of Provision of the Code of Ethics.

As part of its periodic review of the corporate governance matters of MabVax Therapeutics Holdings, Inc. (the "Company") the Company's Board of Directors ("Board"), adopted and approved certain amendments to the Company's Code of Conduct (the "Code") on July 13, 2015.

The amendments were intended to update the Code following the July 2014 merger and to better conform the Code to current best practices.

The description of the amendments to the Code contained in this report is qualified in its entirety by reference to the full text of the Code filed as Exhibit 14.1 to this Current Report on Form 8-K. The Code, as amended, will be made available in the Corporate Governance section of the Company's website at www.mabvax.com.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 14.1: Code of Conduct, as amended July 13, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MabVax Therapeutics Holdings, Inc.

Date:   July 16, 2015
By:	/s/ J. David Hansen

Name: J. David Hansen
Title: Chairman, President and CEO

Exhibit Index

Exhibit No.	Description
EX-14.1	MabVax Code of Conduct July 2015